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                                                                     EXHIBIT 5.3

                 [LETTERHEAD OF MALKERSON GILLILAND MARTIN LLP]





                                 [     ], 2004

Milacron Inc.
2090 Florence Avenue
Cincinnati, OH 45206

      Re: Milacron Inc. $225,000,000 Principal Amount of 11-1/2% Senior Secured Notes Due 2011

      We have acted as special Minnesota counsel to Northern Supply Company, Inc., a Minnesota corporation (the "Minnesota Guarantor") and a subsidiary of Milacron Inc., a Delaware corporation ("Milacron"), in connection with the proposed issuance and exchange (the "Exchange Offer") of up to $225,000,000 principal amount of Milacron's 11-1/2% Senior Secured Notes due 2011 (the "Original Notes") for a like principal amount of Milacron's 11-1/2% Senior Secured Notes due 2011 (the "Exchange Notes" and, together with the Original Notes, the "Notes") to be registered under the Securities Act of 1933, as amended (the "Act"). The Exchange Notes are to be issued pursuant to the Indenture dated as of May 26, 2004 (the "Indenture"), between Milacron Escrow Corporation, a Delaware corporation that was merged with and into Milacron, and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by the Supplemental Indenture dated as of June 10, 2004 (the "Supplemental Indenture"), among Milacron, Milacron's subsidiaries listed on Schedule A thereto (the "Guarantors") and the Trustee, pursuant to which Milacron assumed all of the obligations of Milacron Escrow Corporation under the Indenture and the Guarantors agreed to guarantee the Notes on the terms and subject to the conditions set forth in the Indenture.

      In connection with this opinion, we have examined, caused the examination of, or are otherwise familiar with, originals or copies certified or otherwise identified to our satisfaction, of the documents specified in Part A of Annex I hereto (the "SPECIFIED DOCUMENTS") as well as the corporate documents for the Minnesota Guarantor described in Part B of Annex I hereto (the "COMPANY CORPORATE DOCUMENTS"). We have also relied, with respect to certain factual matters, on the representations of the Minnesota Guarantor contained in the Specified Documents and the Company Corporate Documents and have assumed compliance by the Minnesota Guarantor with the terms of the Specified Documents.
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Milacron Inc.
[     ], 2004
Page 2

      In connection with this opinion, we have examined and are familiar with the foregoing Specified Documents and Company Corporate Documents. We have not been provided with, and have not examined any other documents beyond the Specified Documents and Minnesota Guarantor Corporate Documents and are not familiar with the transactions of Milacron, other Guarantors and/or the Minnesota Guarantor other than as described in the Specified Documents, and are not familiar with and have not investigated any restrictions or limitations on the power and authority of the Minnesota Guarantor to conduct its business and enter into and perform the transactions as described in the Specified Documents which may exist by virtue of agreements the Minnesota Guarantor has made or is bound by which have not been provided to us or by virtue of regulation of the business or transaction by governmental or quasi-governmental authorities. Except to the extent otherwise expressly set forth herein, for purposes of this opinion, we have made no factual or independent investigation of, or reviewed, any contract or agreement which may have been executed by or which may now be binding upon any of the Trustee, purchasers of the Notes or the Minnesota Guarantor, nor have we undertaken to review any files of any of the Trustee, purchasers of the Notes, Milacron, any of the other parties providing guarantees of the Exchange Notes or the Minnesota Guarantor, or to discuss the respective transactions or business with any other lawyers in our firm or with the officers or principals of any of the foregoing.

      Members of our firm are admitted to the Bar of the State of Minnesota and this opinion is limited to the laws of the State of Minnesota.

                                  ASSUMPTIONS

      For purposes of rendering the opinions expressed herein, we have assumed:

(a) that all Specified Documents have been duly authorized (other than by the Minnesota Guarantor); and that the originally executed documents will conform to the copies of the Specified Documents submitted to us.

(b) that the debts, agreements, instruments and obligations of the Minnesota Guarantor have been accurately and adequately described in the Company Corporate Documents.

(c) that the execution and delivery of the Specified Documents by all parties thereto will be free of, and we are not aware of the existence of, any intentional or unintentional mistake, fraud, undue influence, duress or criminal activity.

(d) that there are no orders, writs, injunctions or decrees issued by any court or governmental authority of the State of Minnesota applicable to or binding on the Minnesota Guarantor.
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Milacron Inc.
[     ], 2004
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(e) All documents submitted to us as originals are authentic and all documents submitted to us as copies are authentic and conform to the original documents.

(f) All signed documents provided to us by facsimile or as originals contain the genuine signatures of the individual(s) purporting to have executed the same.

                                    OPINIONS

      Subject to the foregoing assumptions and to the limitations expressed herein, including, without limitation, those expressed in the section of this opinion entitled "Scope of Opinion," we are of the opinion that:

      1. The Minnesota Guarantor has duly authorized, executed and delivered the Supplemental Indenture.

      2. The Minnesota Guarantor has duly authorized the execution and delivery of the guarantee to be endorsed on the Exchange Notes.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement on Form S-4 (the "Registration Statement") under the Act, relating to the Exchange Offer. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                SCOPE OF OPINION

      The opinions set forth in this letter are further subject to and qualified in all respects by the following:

(a) We express no opinion regarding any matter that may be governed by any statute, law, regulation or ordinance other than the laws of the State of Minnesota.

(b) We express no opinion regarding any tax effect or tax implication of the transaction.

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Milacron Inc.
[     ], 2004
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(c) In rendering this opinion, we have not examined any public records in
Minnesota or in any other county or state (other than those provided to us as described on Annex I attached hereto).

(d) We express no opinion herein regarding the enforceability of the Specified Documents.

(e) We express no opinion herein regarding any other parties executing and delivering any of the Specified Documents other than the Minnesota Guarantor.

(f) This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991).

      This letter contains our opinions only and shall not be deemed a guaranty of the matters set forth herein. The opinions expressed in this letter are limited to the matters expressly set forth above, and no opinion is to be inferred or may be implied beyond the opinions expressly so stated.

      We do not hold ourselves out as counsel admitted to practice in any jurisdiction other than that of the State of Minnesota, and the opinions expressed herein are limited to the laws of such state. The engagement of this law firm has been limited to certain specific legal questions under the laws of the State of Minnesota, and, accordingly, we exclude from the scope of this opinion the effect of any matters not reflected in or disclosed in the Specified Documents.

      This opinion is effective solely on and as of the date of this letter, and the undersigned shall have no obligation to update this opinion at any time.

                                        Very truly yours,


                                        MALKERSON GILLILAND MARTIN LLP

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Milacron Inc.
[     ], 2004
Page 5


                                     ANNEX I

PART A - SPECIFIED DOCUMENTS

1. Indenture dated as of May 26, 2004 by and between Milacron Escrow Corporation, to be merged with and into Milacron Inc., and U.S. Bank National Association, as trustee.

2.    Supplemental Indenture executed by, among others, the Minnesota Guarantor.

3. Guarantee of the Exchange Notes (to be evidenced by the Minnesota Guarantor's Notation of Guarantee in the form attached as an exhibit to the Indenture) by the Minnesota Guarantor.

PART B - COMPANY CORPORATE DOCUMENTS

1. Articles of Incorporation for Northern Supply Company, Inc. certified by Minnesota Secretary of State as having been filed February 5, 1991.

2.    Bylaws of Northern Supply Company, Inc. dated July 9, 1991.

3. Unanimous Written Consent of the Board of Directors of Northern Supply Company, Inc. Adopted May 10, 2004.

4.    Officer's Certificate for Northern Supply Company, Inc. dated [     ],
      2004 executed by R.P. Lienesch, as treasurer and by R.D. Brown, as president.

5. Written confirmation from Northern Supply Company, Inc. that the Supplemental Indenture executed by Northern Supply Company, Inc. has been delivered to the Trustee without condition or qualification.